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                             SECOND AMENDMENT TO
                          REVOLVING CREDIT AGREEMENT



     This SECOND AMENDMENT, dated as of July 1, 1997, by and among (a) Boston Edison Company (the "Borrower"), a Massachusetts corporation, (b) each of the Banks named on the signature pages hereof (collectively, the "Banks"), (c) BankBoston, N.A. (f/k/a The First National Bank of Boston) and Citibank, N.A., as co-agents (collectively, the "Agents") and (d) BankBoston, N.A. as administrative agent (the "Administrative Agent").

     WHEREAS, the Borrower, the Banks, the Agents and the Co-Agents are parties to that certain Revolving Credit Agreement dated as of February 12, 1993, as amended and in effect on the date hereof (the "Credit Agreement"); and

     WHEREAS, the Borrower has requested and the Banks have agreed, subject to the terms and conditions set forth herein, to modify certain provisions of the Credit Agreement;

     WHEREAS, the Borrower wishes to appoint Citibank, N.A. as the Documentation Agent under the Credit Agreement and Citibank wishes to accept such appointment;

     NOW, THEREFORE, the Borrower, the Banks, the Agents and the Administrative Agent hereby covenant and agree as follows:

     1.     Defined Terms.  Capitalized terms which are used herein without
            -------------
definition and which are defined in the Credit Agreement shall have the same meanings herein as in the Credit Agreement.

     2.     Citibank as Documentation Agent.  The Borrower hereby appoints
            -------------------------------
Citibank, N.A. to act as Documentation Agent under the Credit Agreement and Citibank, N.A. hereby accepts such appointment. All references to the "Agents" in the Credit Agreement shall be deemed to include a reference to Citibank, N.A. in its capacity as Documentation Agent.

     3.     Amendment to Section 1 - Definitions.  Section 1 of the Credit
            ------------------------------------
Agreement is hereby amended as follows:

     (a) The definition of "Balance Sheet Date" is hereby amended by substituting "December 31, 1996" for "December 31, 1994" therein.

     (b) The definition of "DPU Approval" is hereby amended and restated in its entirety as follows:

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            DPU Approval.  An appropriate order of the DPU authorizing the
            --- --------
            incurrence of indebtedness (i) after December 31, 1998 (for purposes of satisfying the Extension Conditions) or (ii) after the DPU Final Incurrence Date, in each case payable more than one year after the date of incurrence, such order to contain no condition inconsistent with the provisions hereof or reasonably unacceptable to the Majority Banks.

     (c) The definition of "Eurodollar Rate" is hereby amended by substituting the phrase "the Applicable Margin then applicable" for the phrase "the applicable margin determined pursuant to 2.6 hereof, for such period".

     (d) The definition of "Extension Conditions" is hereby amended by substituting the date "December 31, 1998" for the date "December 31, 1996" therein;

     (e) The definition of "Extension Date" is hereby amended by substituting the date "December 31, 1998" for the date "December 31, 1996" therein;

     (f) The definition of "Facility Fee Rate" is hereby amended and restated in its entirety to read as follows:

            Facility Fee Rate.  For each day prior to the Termination Date,
            -----------------
            the Facility Fee Rate shall be that rate set forth in the table below beneath the unsecured debt rating of Standard & Poor's Corporation and Moody's Investor Service, Inc. applicable on such date to the Borrower's outstanding unsecured debentures or other unsecured debt; provided that (a) if one of Standard & Poor's
                            --------
            Corporation or Moody's Investor Service, Inc. does not rate such debentures or other debt, the Facility Fee Rate for such date shall be determined in accordance with the table below by reference to the unsecured debt rating of the other referenced rating company and if Duff & Phelps Corporation rates such debentures or other debt, the comparable unsecured debt rating of Duff & Phelps Corporation applicable to such debentures or other debt and (b) in the event of a split rating between the Standard
            & Poor's Corporation and Moody's Investor Service, Inc. or, if applicable, between one of such rating companies and Duff & Phelps Corporation, the lower rating shall apply:


                               Unsecured Debt
                               Rating equal    Unsecured Debt  Unsecured Debt
                               to or better    Rating equal    Rating
                               than:           to              lower than:
                               S&P:  BBB       S&P:  BBB-      S&P:  BBB-
                               Moody's:  Baa2  Moody's:  Baa3  Moody's:  Baa3
                               --------------  --------------  --------------
            Facility Fee Rate      0.125%          0.150%          0.200%

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     (g)    The definition of "FERC Approval" is hereby amended and restated
in its entirety to read as follows:

            FERC Approval.  The order of the FERC dated June 4, 1996
            ---- --------
            authorizing the Borrower to incur, on or before December 31, 1998, short-term indebtedness with a final maturity date not later than December 31, 1999.

     (h) The definition of "Termination Date" is hereby amended and restated in its entirety to read as follows:

            Termination Date.  May 15, 2000; provided that if all of the
            ----------- ----                 --------
            Extension Conditions have not been complied with on or prior to December 31, 1998, the Termination Date shall be December 30, 1999; provided, further, that if the Extension Conditions have
                  --------- -------
            been complied with but the DPU Approval delivered to satisfy the Extension Conditions provides for a DPU Final Incurrence Date prior to May 15, 2000, the Termination Date shall be the earlier to occur of the date which is 364 days following the DPU Final Incurrence Date specified in such DPU Approval or May 15, 2000; provided, further, that if the Second Extension Conditions have
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            been complied with but the DPU Approval delivered to satisfy the
            Second Extension Conditions provides for a Second DPU Final Incurrence Date prior to May 15, 2000, the Termination Date shall be the earlier to occur of the date which is 364 days following the Second DPU Final Incurrence Date specified in such DPU Approval or May 15, 2000. Notwithstanding the foregoing, the Termination Date shall be May 15, 2000 with respect to any outstanding Loans incurred pursuant to a DPU Approval authorizing such Loans.

     (i) Section 1 of the Credit Agreement is hereby amended by inserting the following new definition in appropriate alphabetical order:

            Applicable Margin.  For each day during which any Eurodollar Loan
            -----------------
            is outstanding, the Applicable Margin shall be that rate set forth in the table below beneath the unsecured debt rating of Standard
            & Poor's Corporation and Moody's Investor Service, Inc. applicable on such date to the Borrower's outstanding unsecured debentures or other unsecured debt, provided that (a) if one of Standard &
                                  --------
            Poor's Corporation or Moody's Investor Service, Inc. does not rate such debentures or other debt, the Applicable Margin for such date shall be determined in accordance with the table below by reference to the unsecured debt rating of the other referenced rating company and if Duff & Phelps Corporation rates such debentures or other debt, the comparable unsecured debt rating of Duff & Phelps Corporation applicable to such debentures or other debt and (b) in the event of a split rating between the Standard
            & Poor's Corporation and Moody's Investor Service, Inc. or, if applicable, between one of such rating companies and Duff & Phelps Corporation, the lower rating shall apply:

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

                               Unsecured Debt
                               Rating equal    Unsecured Debt  Unsecured Debt
                               to or better    Rating equal    Rating
                               than:           to              lower than:
                               S&P:  BBB       S&P:  BBB-      S&P:  BBB-
                               Moody's:  Baa2  Moody's:  Baa3  Moody's:  Baa3
                               --------------  --------------  --------------
            Applicable Margin      0.25%           0.30%           0.40%

     4.     Amendment to Section 2.1. - Commitment to Lend Syndicated Loans.
            --------- -- ------- ----   ---------- -- ---- ---------- ------
Section 2.1(c) of the Credit Agreement is hereby amended and restated in its entirety as follows:

            (c) Each Bank's Commitment Percentage and, subject to the provisions of 2.1(a) above, the amount of its Commitment, shall be as follows:

                                                      Amount of     Commitment
           Bank                                       Commitment    Percentage
           ----                                       ----------    ----------
           BankBoston, N.A.                            $40,000,000     20.0%
           (f/k/a The First National Bank of Boston)

           Citibank, N.A.                              $40,000,000     20.0%

           The First National Bank of Chicago          $25,000,000     12.5%

           The Bank of New York                        $20,000,000     10.0%

           Fleet National Bank                         $30,000,000     15%

           Bank of Montreal                            $10,000,000      5.0%

           The Bank of Nova Scotia                     $20,000,000     10.0%

           State Street Bank and Trust Company         $15,000,000      7.5%
                                                      ------------    ------

           Total                                      $200,000,000    100%

     5.     Amendment to Section 2.6 - Interest Period.  Section 2.6 of the
            --------- -- ------- ---   -------- ------
Credit Agreement is hereby amended and restated in its entirety as follows:

                    2.6.   Interest.  Except as otherwise increased pursuant
                           --------
            to 2.7, the unpaid principal amount of the Loans outstanding from time to time shall bear interest, and the Borrower absolutely and unconditionally promises to pay interest on the Loans extended to the Borrower, calculated as follows:

                    (a) for Alternate Base Rate Loans, at a rate per annum equal to the Alternate Base Rate in effect from time to time;

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                    (b)    for the Eurodollar Loans, at a rate per annum equal
            to the sum of (A) the Euro Rate for the relevant Interest Period plus (B) the Applicable Margin then in effect;
            ----

                    (c) with respect to Competitive Bid Loans, at the rate per annum specified in the applicable Competitive Bid Quote with respect to such Competitive Bid Loan.

                    Any change in the interest rate resulting from a change in the Alternate Base Rate is to be effective at the beginning of the day of such change. Changes in the interest rate occasioned by changes in the Applicable Margin shall be effective as of the day of the applicable changes in the debt ratings on which the Applicable Margin is based. So long as any Alternate Base Rate Loan is outstanding, the Administrative Agent will give the Borrower and each of the Banks prompt notice in writing of each change in the Alternate Base Rate. Interest with respect to each Fixed Rate Loan shall be payable in arrears on the last day of the Interest Period relating thereto and also, in the case of any Fixed Rate Loan having an Interest Period of more than three months, at the end of each three-month period during such Interest Period. Interest with respect to each Alternate Base Rate Loan shall be payable quarterly in arrears on the last Business Day of each March, June, September and December and at maturity.

     6.     Amendment to Section 4.2 - Government Approvals.  Section 4.2 of
            --------- -- ------- ---   ---------- ---------
the Credit Agreement is hereby amended and restated in its entirety as follows:

            Except for (i) obtaining DPU approval authorizing the incurring of indebtedness after December 31, 1998 (or such later date as shall be specified therefor in the DPU Approval) pursuant to this Agreement payable more than one year after the date of incurrence thereof and (ii) obtaining approval of the Federal Energy Regulatory Commission ("FERC") authorizing the incurring of short-term indebtedness pursuant to this Agreement after December 31, 1998 (or such later date as shall be specified therefor in any extension of the FERC Approval), the execution, delivery and performance by the Borrower of this Agreement and the notes and the transactions contemplated hereby and thereby do not require the approval or consent of, or filing with, any governmental agency or authority other than those already obtained or made and in full force and effect.

     7.     Amendment to Section 4.3 - Financial Statements.  Section 4.3 of
            --------- -- ------- ---   --------- ----------
the Credit Agreement is hereby amended by substituting the date "December 31, 1996" for the date "December 31, 1994" therein and by deleting the second sentence thereof.

     8.     Amendment to Section 4.6 - Litigation.  Section 4.6 of the Credit
            --------- -- ------- ---   ----------
Agreement is hereby amended by substituting the date "December 31, 1996" for the date "December 31, 1994" therein.

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     9.     Amendment to Section 4.7 - Compliance with Other Instruments,
            --------- -- ------- ---   ---------- ---- ----- ------------
Laws, Etc.  Section 4.7 of the Credit Agreement is hereby amended by
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substituting the date "December 31, 1996" for the date "December 31, 1994"
therein.

     10.    Amendment to Section 4.11 - Holding Company and Investment
            --------- -- ------- ----   ------- ------- --- ----------
Company Acts.  Section 4.11 of the Credit Agreement is hereby amended by
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substituting the phrase "registered holding company" for the phrase "holding company" in the second sentence thereof.

      11.   Amendment to Section 5.8 - Compliance with Laws, Contracts,
            --------- -- ------- ---   ---------- --- ------ ----------
Licenses, and Permits.  Section 5.8 of the Credit Agreement is hereby amended
--------- --- -------
by substituting the date "December 31, 1996" for the date "December 31, 1994" therein.

     12.    Amendment to Section 7.3 - Borrowings After December 31, 1998.
            --------- -- ------- ---   ---------- ----- -------- --- ----
Section 7.3 of the Credit Agreement is hereby amended and restated in its entirety as follows:

            7.3     Borrowings After December 31, 1998.  (i) In the case of
                    ---------- ----- -------- --  ----
            each Loan made after December 31, 1998 and prior to the Extension Date, the Borrower shall have received an extension of the FERC Approval authorizing the Borrower to incur indebtedness on the Drawdown Date for such Loan, (ii) if the Extension Conditions shall have been satisfied, in the case of each Loan made after the DPU Final Incurrence Date but prior to the Second Extension Date, the Borrower shall have received an extension of the FERC Approval authorizing the Borrower to incur indebtedness on the Drawdown Date for such Loan, (iii) if the Second Extension Conditions shall have been satisfied, in the case of each Loan made after the Second DPU Final Incurrence Date, the Borrower shall have received an extension of the FERC Approval authorizing the Borrower to incur indebtedness on the Drawdown Date for such Loan, and (iv) notwithstanding the foregoing, in the case of each Loan made after May 15, 1999, the Borrower shall have received an extension of the FERC Approval authorizing the Borrower to incur short-term indebtedness on the Drawdown Date for such Loan, and, in the case of each clause (i), (ii), (iii) and (iv), the Borrower shall have delivered a copy of the applicable FERC Approval to the Administrative Agent, or shall have delivered to the Administrative Agent an opinion of Ropes & Gray, Borrower's counsel, that such approval is not required.

     13.    Amendment to Section 15 - Notices.  Section 15 of the Credit
            --------- -- ------- --   -------
Agreement is hereby amended by substituting the name and title "Robert J. Weafer, Jr., Vice President - Finance and Controller" for the name and title "Marc S. Alpert, Treasurer" therein.

     14.    Conditions to Effectiveness.  This Amendment shall become
            ---------- -- -------------
effective as of the date set forth above upon satisfaction of the following conditions:

            (a) the execution of this Amendment by the Company, the Agents and the Banks;

            (b) evidence satisfactory to the Agent and the Banks, that the Board of Directors of the Borrower has approved this Amendment;

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            (c)     the delivery to the Banks from Messrs. Ropes & Gray,
     counsel to the Borrower, a favorable legal opinion, dated as of the date hereof, addressed to the Banks and substantially in the form of Exhibit A
                                                                     ------- -
     hereto;

            (d) the delivery to the Administrative Agent of an Assignment and Acceptance, substantially in the form attached hereto as Exhibit B
                                                                  ------- -
     and pursuant to which Swiss Bank Corporation has assigned its Commitment Percentage, Commitment and any outstanding loans in equal parts to BankBoston, N.A. and Citibank, N.A., together with the Notes held by Swiss Bank Corporation; and

            (e) the delivery to the Administrative Agent of an Assignment and Acceptance substantially in the form attached as Exhibit C and
                                                          ------- -
     pursuant to which Bank of Montreal has assigned to Bank of Nova Scotia one-third of its Commitment Percentage which equals $5,000,000 of its Commitment and any related loans, together with the Syndicated Note, held by Bank of Montreal.

     15.    No Other Amendments.  Except as expressly provided in this
            -- ----- ----------
Amendment, all of the terms and conditions of the Credit Agreement remain unchanged, and the terms and conditions of the Credit Agreement as amended hereby remain in full force and effect.

     16.    Execution in Counterparts.  This Amendments may be executed in
            --------- -- ------------
any number of counterparts and by each party on a separate counterpart, each of which when so executed and delivered shall be an original, but all of which together shall constitute one instrument. In proving this Amendment, it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought.

     17.    Miscellaneous.  This Amendment shall be deemed to be a contract
            -------------
under seal under the laws of The Commonwealth of Massachusetts and shall for all purposes be construed in accordance with and governed by the laws of The Commonwealth of Massachusetts. The captions in this Amendment are for convenience of reference only and shall not define or limit the provisions hereof.

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     IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

                                  BOSTON EDISON COMPANY



                                  By: /s/ Donald Anastasia
                                      ---------------------------------------
                                      Name:   Donald Anastasia
                                      Title:  Assistant Treasurer



                                  BANKBOSTON, N.A.
                                  (f/k/a The First National Bank of Boston)
                                      as Co-Agent and Administrative Agent